UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 4, 2020
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers. Compensatory Arrangements of Certain Officers.
On November 4, 2020, the Company entered into an Amendment to Employment Agreement with Ronald A. Jordan, the Company’s Chief Financial Officer (the “Amendment”), which amends Mr. Jordan’s Employment Agreement dated as of January 8, 2019 (the “Employment Agreement”) to extend the term and add a renewal period. Under his Employment Agreement, as amended by the Amendment, Mr. Jordan will continue to serve as the Company’s Chief Financial Officer for a period of two years beginning on the effective date of the Amendment. The term of the Employment Agreement will also be automatically extended so that at all times the balance of the term is not less than two years unless sooner terminated as provided in the Employment Agreement. No other changes to the Employment Agreement were made.

Item 7.01.	Regulation FD Disclosure.
On November 4, 2020, the Company issued a press release announcing the formation of a Strategic Review Committee of the Board of Directors to oversee a review of strategic initiatives and alternatives in an effort to create enhanced value for the Company’s shareholders. Piper Sandler & Co. has been engaged as the committee’s financial advisor.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	FedNat Holding Company Press Release dated November 4, 2020.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: November 4, 2020	By:	/s/ Michael H. Braun

Name:	Michael H. Braun
Title:	Chief Executive Officer
(Principal Executive Officer)